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EXHIBIT 10

SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT

    THIS SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT ("Agreement"), dated effective August 9, 1999 ("Effective Date"), is by and between INTEL CORPORATION, a Delaware corporation with an office at 2111 NE 25th Avenue, Hillsboro, Oregon ("Intel") and THRUSTMASTER, INC. an Oregon corporation with an office at 7175 NW Evergreen Parkway, #400, Hillsboro, Oregon ("Thrustmaster").

RECITALS

A.
Intel is a manufacturer of microprocessors, software and systems. Intel is developing certain technologies (as further defined in Section 1.6 the "Intel Software") that will enable audio communication for multiple parties connected via an Internet server to engage in multi-player audio-enabled PC games and other audio-enabled group activities.

B.
Thrustmaster is a manufacturer of software communications solutions for personal computers.

C.
Intel desires to license the Intel Software to Thrustmaster in order to develop the market segment for audio-enabled online PC Gaming, and Thrustmaster desires to license the Intel Software from Intel in order to extend the capabilities of Thrustmaster's product line.

D.
The parties now wish to set forth the terms and conditions under which, inter alia, (i) Intel will license the Intel Software to Thrustmaster (ii) Thrustmaster will develop and license to Intel certain Thrustmaster Software that will be developed by Thrustmaster for use in conjunction with the Intel Software, and (iii) Intel will receive warrants to purchase shares of Thrustmaster common stock in form attached hereto as Exhibit E.

    NOW THEREFORE, based on the Recitals and the terms and conditions herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

SECTION 1. DEFINITIONS

    In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

1.1
"Derivative Work" means a work based upon one or more preexisting works, such as a translation, abridgment, condensation, modification, or any other form in which a work may be recast, transformed, or adapted.

1.2
"Embed" means to incorporate the Intel Software into a PC application such that the user is not required to use a window outside that PC application to select a feature provided by the Intel Software.

1.3
"Intel Derivatives" means any Derivative Works of the Thrustmaster Software created by Intel.

1.4
"Intel Documentation" means manuals and other materials supplied to Thrustmaster by Intel, in any medium, relating to build environment, design, maintenance, installation, operation, or training relating to the Intel Software.

1.5
"Intel's Intellectual Property Rights" means copyrights in the Intel Software as delivered and, to the minimum extent necessary to exercise the copyright license, (i) claims of patents and patent applications that read on inventions incorporated in the Intel Software as delivered and (ii) trade secrets in the Intel Software as delivered. "Intel's Intellectual Property Rights" do not include any patent or patent application claims relating to semiconductors, chipsets or semiconductor manufacturing technology.

1.6
"Intel Software" means Intel® Multi-Point Audio Software, Intel® Launch & Connect Software and Presence Software components as more fully described in Exhibit A, and includes any bug fix or updates for such Software as may be provided by INTEL at its discretion, all as delivered by Intel to Thrustmaster hereunder.

1.7
"Licensed Products" means any software developed by Thrustmaster (other than the Thrustmaster Software) that incorporates the Intel Software, and is (i) distributed by Thrustmaster with the Thrustmaster Hardware or Thrustmaster Headsets or (ii) available via download from any Thrustmaster or other websiteor (iii) bundled with software developed by PC application independent software vendors or (iv) distributed as stand-alone products via retail channels or (v) bundled with hardware developed by PC independent hardware vendors or PC original equipment manufacturers. The term "Licensed Products" shall include Thrustmaster Hardware and Thrustmaster Headsets when bundled with the Intel Software.

1.9
"Maintenance Release" means any release or 'patch' to an existing software release designed primarily to correct bugs or errors in previous releases or to maintain compatibility with general purpose software applications, web browsers, operating systems, hardware or commonly used formats.

1.10
"Major Release" means a significantly enhanced, improved, or revised release of software, including but not limited to any substitute or replacement thereof, other than a Maintenance Release and a Minor Release. A Major Release is customarily signified in the software industry by a new, larger digit to the left of the decimal point in a version number, such as x.1, where "x" denotes the Major Release number.

1.12
"Minor Release" means a moderate improvement or enhancement to an existing software release, other than a Major Release or a Maintenance Release. A Minor Release is customarily signified in the software industry by a change in the digit that appears to the right of the decimal point following the version number, such as 1.x, where "x" denotes the Minor Release number.

1.13
"New Release" means Minor Releases and Major Releases.

1.14
"Object Code" means the machine-readable and machine-executable computer programming code that is compiled and/or assembled from the Source Code.

1.15
"Pre-Release" means any Alpha, Beta or other version of a software or hardware product that is distributed internally and externally on a limited basis for testing and evaluation purposes and that is not designated as a product release by the developing party.

1.16
"Retail Purchase" means actual purchase of a Licensed Product by an ultimate end-user. The Retail Purchase numbers reported to Intel by Thrustmaster will be a percentage of total units shipped less returns as reported in Thrustmaster's quarterly and/or audited annual financial statements, e.g., 10Q, 10K.

1.18
"Source Code" means computer-programming code, in human-readable format and in electronic form, from which Object Code is compiled or assembled.

1.19
"Thrustmaster Documentation" means manuals and other materials supplied to Intel by Thrustmaster, in any medium, relating to build environment, design, maintenance, installation, operation, or training relating to the Thrustmaster Software.

1.20
"Thrustmaster Hardware" means PC game controllers and related products designed, developed, and manufactured by or for Thrustmaster for the PC game market segment and sold under the Thrustmaster name.

1.21
"Thrustmaster Headsets" means headsets designed, developed and manufactured by or for Thrustmaster and sold under the Thrustmaster name.

1.22
"Thrustmaster Intellectual Property Rights" means copyrights in the Licensed Products and Thrustmaster Software and, to the minimum extent necessary to exercise the copyright license, (i) claims of patents and patent applications that read on inventions incorporated in the Licensed Products and Thrustmaster Software as delivered and (ii) trade secrets in the Licensed Products and Thrustmaster Software as delivered.

1.23
"Thrustmaster Software" means software developed by Thrustmaster for the purposes of creating Internet communication and community solutions that is more fully described in Exhibit B. Thrustmaster Software will not include the Intel Software, in whole or in part. All software developed by Thrustmaster that contains the Intel Software as permitted by this Agreement is a "Licensed Product".

1.24
"Warrants" means the warrants, in form attached hereto as Exhibit E, to purchase 200,000 shares of Thrustmaster common stock, with a price per share determined in accordance with Section E of this Agreement.

SECTION 2. THRUSTMASTER OBLIGATIONS

2.1
Licensed Product Road Map Documentation. Thrustmaster shall provide Intel documentation, to the satisfaction of Intel, demonstrating Thrustmaster's road map for distribution of the Intel Software as permitted by this Agreement. The road map documentation shall contain marketing data, product information, technical information, and such other information, as the parties shall agree ("Road Map Documentation"). Thrustmaster shall provide Intel the initial Road Map Documentation within two (2) weeks of execution of this Agreement. Thrustmaster shall provide Intel updates to the Road Map Documentation with the reports submitted to Intel as described in Exhibit C.2.

2.2
Licensed Products. Thrustmaster shall use best efforts to integrate the Intel Software into or adapt the Intel Software for use with Licensed Products. Thrustmaster shall use best efforts to market, promote and distribute the Licensed Products as permitted by this Agreement and meet the marketing and distribution requirements and milestones set forth in and reported according to Exhibit C attached hereto and incorporated herein by this reference. If Intel, at its discretion, elects to put out a Maintenance Release or New Release of the Intel Software and elects to provide the same to Thrustmaster under the terms and conditions of this Agreement, Thrustmaster shall use reasonable commercial efforts to stop distributing the then current version of the Intel Software within ninety (90) days of receiving the Maintenance Release or New Release of the Intel Software, and distribute the Maintenance Release or New Release in a New Release of the Licensed Products.

2.3
Thrustmaster shall deliver the Thrustmaster Software to Intel in source and object code form for Intel's use in accordance with the license grant set forth in Section 4.7 and 4.8. Thrustmaster shall provide Intel all Thrustmaster Documentation for Intel to compile the Thrustmaster Software Object Code from Source Code.

2.5
Pre-Release Intel Software. Thrustmaster shall evaluate all Pre-Release Intel Software provided by Intel to Thrustmaster and provide Intel written evaluation reports no later than two weeks after delivery of the Pre-Release Intel Software to Thrustmaster. Thrustmaster's evaluation shall include evaluation of Pre-Release Intel Software compatibility with the top five major PC sound cards. The top five major PC sound cards shall be measured and determined by independently reported sales out data.

2.6
Pre-Release/Licensed Products. Thrustmaster shall provide Intel copies of all Pre-Release Licensed Products, both Source Code and Object Code, as soon as the Releases are made or otherwise available, subject to the license restrictions herein. Thrustmaster shall use commercially reasonable efforts to incorporate any suggestions made by Intel in regard to the Licensed Products.

2.7
New Release/Maintenance Release. Thrustmaster shall provide Intel all New Releases/ Maintenance Releases of the Licensed Products subject to the license restrictions herein.

2.8
PC Game Independent Software Vendors. Thrustmaster shall use best efforts to engage independent software vendors, and obtain their written commitment to bundle Licensed Products with compatible PC game software applications in accordance with the milestones set forth in and reported according to Exhibit C. As between Intel and Thrustmaster, these distribution milestones shall be deemed to be Thrustmaster's obligation.

2.9
Warrants. Upon execution of this Agreement, Thrustmaster shall issue to and deliver to Intel the Warrants at a purchase price per share equal to the best price given to any investor in Thrustmaster's private placement round being conducted on or about August, 1999. If Thrustmaster is unable to raise private financing by the Effective Date of this Agreement, Thrustmaster shall issue and deliver to Intel the Warrants at a purchase price per share equal to a 15% discount on the average closing price for Thrustmaster shares for the five (5) business days preceding the Effective Date of this Agreement. Intel's obligations under this Agreement and Thrustmaster's license rights are expressly conditioned on Thrustmaster's delivery of the Warrants to Intel. Intel shall have the right to exercise the Warrants upon delivery thereof to Intel or any time thereafter at Intel's discretion as set forth in the Warrants. No breach of this Agreement shall be considered a breach of the Warrants, but a breach of the terms of the Warrants by Thrustmaster shall be considered a material breach of this Agreement by Thrustmaster.

2.10
Thrustmaster shall use commercially reasonable efforts to ensure all Licensed Products comply with the compatibility requirements in Exhibit H of this Agreement.

2.11
Board Observer. Thrustmaster shall, at Intel's request, take any and all corporate action necessary to allow Intel to have a non-voting observer attend Thrustmaster's board of directors meetings. The rights of the Intel observer shall be consistent with those customary in the industry and as Intel and Thrustmaster may agree. The observer position shall be open for Intel's continued use and participation in all Thrustmaster Board of Director meetings and activities for as long as Intel holds greater than fifty (50) percent of such Thrustmaster Warrants or any Thrustmaster stock converted there from and issued herein.

2.12
Non-Solicitation. Thrustmaster covenants and agrees that it will not directly or indirectly solicit the services or employment of any Intel Architecture Labs green badge contractor or blue badge employee without the express prior written consent of Intel. This Section 2.12 shall survive any termination or expiration of this Agreement for a period of one (1) year.

2.13
Necessary Licenses. Thrustmaster shall obtain any and all licenses from third parties that Thrustmaster deems necessary to distribute the Intel Software and all other software licensed from Intel whether pursuant to this Agreement or otherwise.

SECTION 3. INTEL OBLIGATIONS

3.1
Intel Software. Intel shall use reasonable commercial efforts to (i) release the first code drop of the Intel Multi-Point Audio Software in Source Code and the Intel Launch & Connect Software and Presence Software components in Object Code to Thrustmaster no later than the Effective Date (ii) release the final code drop of the Intel Multi-Point Audio Software in Source Code by October 18, 1999 and (iii) release the final code drop of the Intel Launch & Connect Software and Presence Software components in Source Code by September 17, 1999 to Thrustmaster.

3.2
Intel Training. Intel will, at a mutually agreeable time, provide 2-3 days of training to Thrustmaster technical representatives on the Intel Software at Intel's Hillsboro, OR facilities.

3.3
Pre-Release Intel Software. Intel shall provide Thrustmaster with copies of Pre-Release Intel Software, when and as selected by Intel at its discretion, but no later than 1 week after such Pre Release Intel Software is released to a third party Thrustmaster competitor in the on-line gaming market. Thrustmaster may use the Alpha and Beta releases for internal, non-commercial purposes only, and shall not disclose or distribute them to any third party except as expressly agreed in writing by Intel. Thrustmaster shall provide Intel feedback on Pre-Release Intel Software as set forth in Section 2.5.

3.4
Maintenance Releases. If Intel at its discretion elects to do a Maintenance Release of the Intel Software, and Intel elects to make such Maintenance Release available to other similarly situated licensees of the Intel Software, Intel will provide such Maintenance Release to Thrustmaster.

SECTION 4. LICENSES

4.1
Intel Software Source Code. Subject to the terms and conditions of this Agreement, Intel hereby grants to Thrustmaster a worldwide, non-exclusive, non-transferable, non-sublicensable license under Intel's Intellectual Property Rights to use the Intel Software Source Code to the extent and as delivered pursuant to Section 3.1, for internal use only, solely for the purposes of (i) integrating the Intel Software Object Code into the Licensed Products, (ii) adapting the Intel Software so that the Intel Software Object Code can be used and distributed in conjunction with the Licensed Products, (iii) creating Derivative Works of the Intel Software for incorporation into Licensed Products in Object Code form or (iv) providing technical support for the Thrustmaster Software and Licensed Products. Thrustmaster shall provide and hereby grants Intel a worldwide, unrestricted license, with rights to sublicense, with written approval from Thrustmaster which shall not be unreasonably withheld, under Thrustmaster's intellectual property rights in all Derivative Works of the Intel Software prepared by Thrustmaster, to use, make, copy, publicly perform, publicly display, sell, offer to sell, distribute and import such Derivative Works; provided that Intel will not need written approval for bug fixes and similar basic improvements to the Intel Software made by Thrustmaster.

4.3
Intel Software Object Code. Subject to the terms and conditions of this Agreement, Intel hereby grants to Thrustmaster a worldwide, non-exclusive, non-transferable license to reproduce, distribute through multiple levels of distribution under end user license agreements no less restrictive than that attached as Exhibit F, publicly display and publicly perform the Intel Software, only in Object Code form and only incorporated into or distributed with Licensed Products.

4.4
Sublicense. Subject to Intel's prior written approval, which shall not be unreasonably withheld, Thrustmaster shall have the right to sublicense the Intel Software, in Object Code form only, to independent software vendors and only for incorporation into or distribution with software applications that incorporate or are compatible with the Intel Software; provided that such independent software vendors (i) agree to be bound by license terms at least as restrictive as those set forth in this Agreement as determined by Intel, (ii) shall have no rights to further sublicense the Intel Software, (iii) agree to provide a reasonable number of their Intel Software compatible software applications to Intel for marketing and promotional purposes on terms similar to those set forth in Section 4.6. Thrustmaster covenants and agrees to enforce the sublicense agreements at its sole cost and expense and at Intel's reasonable request.

4.5
Intel Documentation. Subject to the terms and conditions of this Agreement, Intel hereby grants to Thrustmaster a worldwide, non-exclusive, non-sublicensable copyright license under Intel's copyrights in the Intel Documentation to use and reproduce the Intel Documentation for internal use only, solely for the purposes of (i) integrating the Intel Software Object Code into the

  Licensed Products, (ii) adapting the Intel Software so that the Intel Software Object Code can be used and distributed in conjunction with Licensed Products, (iii) developing the Thrustmaster Software or (iv) providing technical support for the Thrustmaster Software and Licensed Products.

4.6
Restrictions on Thrustmaster. Thrustmaster shall not assign, sub-license, lease, or in any other way transfer, use, perform, display or disclose the Intel Software, including any New Release or Maintenance Release, to any third party or reproduce or distribute any part of the Intel Software except as specifically provided in this Agreement. Thrustmaster agrees that it will not use the Intel Software to create, license, or sell a home intercom based stand-alone product, or a product with the primary purpose of enabling home intercom-type communication between PCs until 12/31/00, and the license grants contained in this Agreement shall not be construed in any way contrary to this restriction.

4.7
Thrustmaster Software Source Code. Thrustmaster hereby grants to Intel under Thrustmaster Intellectual Property Rights a perpetual, worldwide, non-exclusive, royalty-free license to use and reproduce the Thrustmaster Software Source Code and create Intel Derivatives for internal use only. The Intel Derivatives and all intellectual property rights therein shall be the property of Intel subject to Thrustmaster's ownership of the Thrustmaster Software.

4.8
Thrustmaster Software Object Code. Thrustmaster hereby grants to Intel a worldwide, non-exclusive, royalty-free license to use, reproduce, publicly display, and publicly perform the Thrustmaster Software and Intel Derivatives in Object Code form.

4.9
Thrustmaster Documentation. Thrustmaster hereby grants to Intel under Thrustmaster's copyrights in the Thrustmaster Documentation a worldwide, non-exclusive, royalty-free copyright license to use, reproduce, make Intel Derivatives, perform and display the Thrustmaster Documentation for internal use only.

4.10
Licensed Products. Thrustmaster hereby grants to Intel a non-exclusive, worldwide, royalty free license to use, reproduce a reasonable number of copies, distribute a reasonable number of copies, publicly perform and publicly display the Licensed Products for promotional purposes to demonstrate the Intel Software, the Thrustmaster Software included in the Licensed Products, and other relevant Intel products.

4.11
Restrictions on Intel. Intel shall not assign, sub-license, lease, or in any other way transfer, use, perform, display or disclose the Thrustmaster Software, including any New Release or Maintenance Release, to any third party or reproduce or distribute any part of the Thrustmaster Software except as specifically provided in this Agreement.

SECTION 5. PROPRIETARY RIGHTS

5.1
Intel General. The Intel Software, including all New Releases and Maintenance Releases (whether prepared by Intel or any third party), and all intellectual property rights therein, in whole or in part, and all copies of the Intel Software, including all New Releases and Maintenance Releases, are and shall remain owned by and be the sole and exclusive property of Intel, subject only to Thrustmaster's ownership of the Thrustmaster Software, Thrustmaster Derivative Works and the license rights granted to Thrustmaster by Intel under this Agreement.

5.2
Thrustmaster General. The Thrustmaster Software, including all New Releases and Maintenance Releases (whether prepared by Thrustmaster or any third party), and all intellectual property rights therein, in whole or in part, and all copies of the Thrustmaster Software, including all New Releases and Maintenance Releases, are and shall remain owned by and be the sole and exclusive property of Thrustmaster, subject only to Intel's ownership of the Intel Software, Intel Derivatives and the license rights granted to Intel by Thrustmaster under this Agreement.

5.3
Intel Software Source Code Control Restrictions. Thrustmaster shall not disclose or otherwise make any part of the Intel Software Source Code, (whether or not modified by Thrustmaster), available, in any form, to any person other than Thrustmaster employees whose job performance requires such access in order to prepare Licensed Product(s) and Maintenance Release(s) as permitted by this Agreement. The Intel Software Source Code shall at all times be under the direct control of the individual identified in attached Exhibit G or such other individual that the parties may agree from time to time; provided, however, that any such individual shall have primary responsibility for the preparation of Licensed Products and Maintenance Releases as permitted by this Agreement. All use of the Intel Software Source Code and all copies thereof shall be confined to the location identified in attached Exhibit G. Thrustmaster shall not move the Intel Software Source Code to any other location without the express written consent of Intel. The Intel Software Source Code and all copies thereof shall be conspicuously labeled "Intel Confidential." Thrustmaster shall instruct all employees on these obligations with respect to use, copying, protection, and confidentiality of Intel Software Source Code. Even after this Agreement terminates, the obligations of this section shall remain in effect until the Intel Software Source Code rightfully becomes publicly known.

5.4
Thrustmaster Software Source Code Control Restrictions. Except as expressly permitted by the terms of this Agreement, Intel shall not disclose or otherwise make any part of the Thrustmaster Software Source Code, (whether or not modified by Intel), available, in any form, to any person other than Intel employees and contractors. The Thrustmaster Software Source Code and all copies thereof shall be conspicuously labeled "Thrustmaster Confidential." Intel shall instruct all employees and contractors on these obligations with respect to use, copying, protection, and confidentiality of Thrustmaster Software Source Code. Even after this Agreement terminates, the obligations of this section shall remain in effect until the Thrustmaster Software Source Code rightfully becomes publicly known.

5.5
No Other Rights in Intel Property. No rights or licenses are granted by Intel to Thrustmaster under this Agreement, expressly, by estoppel or by implication, with respect to any proprietary information or patent, copyright, trade secret or other intellectual property right owned or controlled by Intel, except as expressly provided in this Agreement.

5.6
No Other Rights in Thrustmaster Property. No rights or licenses are granted by Thrustmaster to Intel under this Agreement, expressly, by estoppel or by implication, with respect to any proprietary information or patent, copyright, trade secret or other intellectual property right owned or controlled by Thrustmaster, except as expressly provided in this Agreement.

SECTION 6. TECHNICAL SUPPORT AND UPDATES

6.1
Thrustmaster. Thrustmaster shall provide all technical and other support at all levels for its customers, the Thrustmaster Software and all Licensed Products in a manner consistent with the terms and conditions of this Agreement.

6.2
Intel. Intel will provide Thrustmaster commercially reasonable technical support of the Intel Software until 11/1/99 or up to the first shipment of Licensed Products to an outlet where the Licensed Products are available for Retail Purchase or internet download, whichever is sooner; provided, however, that Intel shall have no obligation to assign more than one (1) engineer to providing the support at any one time during this period. Following the first shipment of Licensed Products to an outlet where it is available for Retail Purchase, Intel shall have no further obligation to provide Thrustmaster support for the Intel Software through the term of this Agreement or thereafter. INTEL SHALL NOT BE REQUIRED TO PROVIDE ANY OTHER TECHNICAL OR OTHER SUPPORT, ASSISTANCE, INSTALLATION, TRAINING OR OTHER SERVICES EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT.

  INTEL SHALL NOT BE REQUIRED TO PROVIDE ANY MAINTENANCE RELEASES, NEW RELEASES, UPDATES, ENHANCEMENTS OR EXTENSIONS TO THE INTEL SOFTWARE OF ANY KIND OR PROVIDE ANY TECHNICAL SUPPORT FOR THE LICENSED PRODUCTS AND THRUSTMASTER SOFTWARE.

SECTION 7. MARKETING AND PROMOTION

7.1
Thrustmaster. Thrustmaster shall use best efforts to market and distribute Licensed Products as set forth in and reported according to Exhibit C.

7.2
Press Release. The parties will issue a press release describing the Intel-Thrustmaster cooperation in relation to the Intel Software at such time as the parties may agree after execution of this Agreement. Text of the press release will be subject to the prior review and approval of Intel and Thrustmaster.

SECTION 8. COPYRIGHTS, ATTRIBUTION, TRADEMARK

8.1
Copyrights. The Intel Software and the Thrustmaster Software are copyrighted and are protected by United States copyright laws and international treaty provisions. Thrustmaster shall not remove or obscure any of Intel's or its vendors' copyright notices or other proprietary notices from the Intel Software and Intel shall not remove or obscure any of Thrustmaster's or its vendors' copyright notices or other proprietary notices from Thrustmaster Software.

8.2
Attribution. Each Licensed Product shall display "Portions Copyright 1999 Intel Corporation" in "About" boxes of Licensed Products. Thrustmaster and its licensees shall display "Intel® Multi-Point Audio, Launch & Connect, and Presence technologies by Intel Corporation" (or such other attribution that Intel may reasonably request) in 10 point or larger type in start-up or "splash" screens of Licensed Products. Intel shall at its discretion provide Thrustmaster with an Intel® Optimizer logo bit-map for this attribution, which Thrustmaster shall, if requested by Intel, employ in the Licensed Products and packaging of the Licensed Products as reasonably requested by Intel. All use of the Intel® Optimizer logo shall be in accordance with the license terms, guidelines, restrictions and requirements set forth in attached Exhibit D and as may be provided by Intel to Thrustmaster from time to time. Thrustmaster shall, if requested to employ the Intel Optimizer Logo, execute the license agreement in the form contained in Exhibit D.

8.3
Trademarks. No rights or licenses are granted by this Agreement, expressly or by implication, to use any Intel trademark or trade name, or any word or mark similar thereto, in connection with any products manufactured, used or sold by Thrustmaster, or as part of Thrustmaster's corporate, firm or trade name, or for any other purpose, except as expressly provided for in this Agreement. No rights or licenses are granted by this Agreement, expressly or by implication, to use any Thrustmaster trademark or trade name, or any word or mark similar thereto, in connection with any products manufactured, used or sold by Intel, or as part of Intel's corporate, firm or trade name, or for any other purpose, except as expressly provided for in this Agreement.

SECTION 9. NO WARRANTIES; LIMITED LIABILITY

9.1
INTEL SOFTWARE AS IS. INTEL MAKES NO WARRANTY OF ANY KIND REGARDING THE INTEL SOFTWARE AND ANY SUPPORT, INPUT, RECOMMENDATIONS, ASSISTANCE OR OTHER CONTRIBUTIONS OF ANY KIND THAT INTEL MAY MAKE TO THRUSTMASTER IN REGARD TO THE THRUSTMASTER SOFTWARE. THE INTEL SOFTWARE IS LICENSED TO THRUSTMASTER ON AN "AS IS" BASIS. INTEL SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT AND FITNESS FOR A PARTICULAR PURPOSE.

9.2
THRUSTMASTER SOFTWARE AS IS. THRUSTMASTER MAKES NO WARRANTY OF ANY KIND REGARDING THE THRUSTMASTER SOFTWARE AND ANY SUPPORT, INPUT, RECOMMENDATIONS, ASSISTANCE OR OTHER CONTRIBUTIONS OF ANY KIND THAT THRUSTMASTER MAY MAKE TO THE INTEL SOFTWARE. THRUSTMASTER SOFTWARE IS LICENSED TO INTEL ON AN "AS IS" BASIS. THRUSTMASTER SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT AND FITNESS FOR A PARTICULAR PURPOSE.

9.3
LIMITED LIABILITY. EXCEPT FOR THRUSTMASTER'S DUTY TO INDEMNIFY, DEFEND AND HOLD INTEL HARMLESS WITHOUT LIMITATION PURSUANT TO SECTION 13 OF THIS AGREEMENT, AND EXCEPT FOR A MATERIAL BREACH BY THRUSTMASTER OF THE INTEL SOFTWARE SOURCE CODE CONTROL RESTRICTIONS CONTAINED IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGE OF ANY KIND. IN NO EVENT SHALL A PARTY OTHERWISE BE LIABLE TO THE OTHER UNDER THIS AGREEMENT IN AN AMOUNT EXCEEDING THE CASH PAYMENTS RECEIVED BY IT FROM THE OTHER PARTY. As used in this Section 9.3, the term "CASH PAYMENTS" shall not include the Warrants or any value obtained by Intel therefrom.

SECTION 10. TERM AND TERMINATION

10.1
Term. The term of this Agreement shall commence on the Effective Date and shall continue for [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC] years thereafter. This Agreement may be extended for such additional term and under such conditions as the parties may mutually agree in a duly executed writing.

10.2
Termination. Subject to Section 10.4, either party may terminate this Agreement and the perpetual licenses granted by it herein for cause in the event of a material breach of the terms of this Agreement or the perpetual license by the other party, provided that the non-breaching party gives written notice of such material breach to the breaching party and the breaching party has not cured such material breach within thirty (30) days of receipt of such notice.

10.3
Failure to Meet Milestones.
10.3.1	If Thrustmaster fails to meet any of the distribution milestones set for [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC] as set forth in and reported according to Exhibit C, Intel has the right to terminate this Agreement and the license rights granted to Thrustmaster by Intel in this Agreement pursuant with section 10.4 of this Agreement.
10.4
Effect of Termination.

10.4.1	Licenses. The licenses granted by Intel to Thrustmaster and by Thrustmaster to Intel pursuant to Section 4 of this Agreement may only be revoked for uncured material breach of the license terms as provided in this Agreement. Each party reserves the right to verify the other party's compliance with this Agreement and the licenses granted herein by reasonable means, and each party agrees to cooperate with the other in that regard. In the event that a party is in material breach of any of the licenses granted herein, the non-breaching party has the right to terminate all license rights granted to the breaching party herein upon thirty (30) days written notice to the breaching party if the breaching party fails to correct such material breach within the thirty (30) day notice period. For the purpose of this Section 10, however, Thrustmaster shall be deemed to be in uncured material breach of this Agreement and its license rights if Thrustmaster fails to meet the milestones set forth in and reported according to Exhibit C as described in Section 10.3.1.
10.4.2	If Thrustmaster's license to distribute the Intel Software terminates pursuant to Section 10.1 or Section 10.3, Thrustmaster shall have the right to distribute finished goods inventory of the Licensed Products for ninety (90) days beyond the termination date.
10.4.3	If Intel terminates this Agreement or any license herein because of Thrustmaster's uncured material breach, Thrustmaster will turn over any Thrustmaster Software pointer, which determines the URL that hosts the multipoint audio conference for end users, to Intel, and hereby assigns and transfers all of its ownership and other rights in the same to Intel.
10.4.4	Other. Sections 2.9, 4 (except to the extent a license is terminated for uncured material breach as provided in this Agreement), 5, 6.1, 8, 9, 10, 11, 12, 13, 14, 15, 16 and 17 shall survive any termination or expiration of this Agreement.

SECTION 11. CONFIDENTIALITY AND NON-DISCLOSURE

11.1
Source Code. The Intel Software Source Code constitutes proprietary, confidential, and trade secret information of Intel, and the Thrustmaster Software Source Code constitute proprietary, confidential, and trade secret information of Thrustmaster. Each of the parties shall ensure that the Source Code of the other party receives at least the same degree of confidentiality that is accorded to its own Source Code. Except as expressly permitted by this Agreement, neither party shall disclose the other party's Source Code to any third party absent prior written approval from the other party and a prior written confidentiality and nondisclosure agreement with each such third party that is satisfactory to the other party at its sole discretion. This provision is supplemented by Section 5.3 of this Agreement.

11.2
CNDA. Except as expressly provided herein, this Agreement and all disclosures relating thereto, shall be governed by corporate nondisclosure agreement ("CNDA") number 3300. In addition, this Agreement and the terms thereof are confidential and shall not be disclosed to any third party without the prior written consent of the non-disclosing party. Notwithstanding anything else in this Agreement or the CNDA to the contrary, either party is free to use residuals of the confidential information of the other party for any purpose, including use in development, manufacture, promotion, sale and maintenance of its own products and services. The term "residuals" as used herein means information in nontangible form retained in the unaided memories of persons who have access to the confidential information.

SECTION 12. NOTICES

    All notices required or permitted to be given hereunder shall be in writing, shall make reference to this Agreement, and shall be delivered by hand, or dispatched by prepaid nationally recognized overnight air courier or by registered or certified airmail, postage prepaid, addressed as follows:

    Such notices shall be deemed served on the earlier of: (i) actual receipt by addressee, (ii) two (2) days after deposit with a nationally recognized overnight air courier or (iii) five (5) days after appropriate mailing. Either party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such party at such changed address.

SECTION 13. INDEMNITY

    Thrustmaster shall defend, indemnify, and hold Intel harmless from and against any loss, cost, liability, damages and expense (including reasonable attorney fees) arising from any action or claim brought or threatened against Thrustmaster or Intel or their customers alleging that the Thrustmaster Software or any Licensed Product infringes any patent, copyright, trademark, trade secret, or other intellectual property right of any third party provided that Intel (i) promptly notifies Thrustmaster in writing of any such suit or proceeding brought against it, (ii) provides Thrustmaster at its sole discretion with sole control over the defense or settlement of such suit or proceeding, and (iii) provides reasonable information and assistance in the defense and/or settlement of any such claim or action brought against it. Without limiting Thrustmaster's duty to defend and hold Intel harmless, Thrustmaster's indemnity obligation hereunder shall not apply to any successful suit or proceeding brought directly against Intel based solely upon a claim that the Intel Software or a part thereof (except any Thrustmaster modification) alone and not in combination with any other technology or product, constitutes a direct infringement of any United States patent, copyright, trademark, trade secret, or other intellectual property right of any third party; provided that Thrustmaster (i) promptly notifies Intel in writing of any such suit or proceeding if Intel has not itself received notice thereof, (ii) provides Intel at its sole discretion and at its own expense with sole control over the defense or settlement of such suit or proceeding, (iii) provides reasonable information and assistance in the defense and/or settlement of any such claim or action, and (iv) a court of competent jurisdiction (after appropriate appeals have been filed) concludes that Intel's direct actions regarding the Intel Software, or a part thereof (except any Thrustmaster modification), alone and not in combination with any other technology or product constitutes a direct infringement of any United States patent issued prior to the Effective Date, copyright, trademark, trade secret, or other intellectual property right of any third party and that Intel has direct liability to such third party. The exception to Thrustmaster's indemnity obligation in this Section 13 is specifically intended to cover the limited situation where Intel is found by a court of competent jurisdiction to be directly liable to a third party for direct (as opposed to any indirect) infringement and is not in any way intended to otherwise limit Thrustmaster's liability to Intel or to any third party in regard to Licensed Products or any part thereof.  Intel shall have no obligation of any kind to defend, indemnify or hold Thrustmaster harmless from any claim brought against Thrustmaster that may implicate the Intel Software, but Intel will provide Thrustmaster reasonable information and assistance in regard to the defense or settlement of any such claim. The parties agree that this Section 13 is consistent with the intent of the indemnity provision in the parties' first agreement relating to multi-point audio.

SECTION 14. FORCE MAJEURE

    Neither party shall be liable for any failure to perform due to unforeseen circumstances or causes beyond that party's reasonable control, including, but not limited to, acts of God, war, riot, embargoes, acts of civil or military authorities, delay in delivery by vendors, fire, flood, earthquake, accident, strikes, inability to secure transportation, facilities, fuel, energy, labor or materials. In the event of force majeure, the time for delivery or other performance will be extended for a period equal to the duration of the delay caused thereby.

SECTION 15. ASSIGNMENT, SALE OR TRANSFER

    Neither party shall transfer or assign any of its rights under this Agreement to any person except as expressly permitted herein. Any attempt to assign any rights, duties or obligations hereunder without the other party's written consent, which shall not be unreasonably withheld, shall be void.

SECTION 16. RELATIONSHIP OF THE PARTIES

    This Agreement shall not be construed to create a partnership, joint venture or other agency relationship between the parties. Neither party hereto will be deemed the agent or legal representative of the other for any purpose whatsoever and each party will act as an independent contractor with regard to the other in its performance under this Agreement. Nothing herein will authorize either party to create any obligation or responsibility whatsoever, express or implied, on behalf of the other or to bind the other in any manner, or to make any representation, commitment or warranty on behalf of the other.

SECTION 17. MISCELLANEOUS

17.1
Export Restrictions. The Intel Software, the Thrustmaster Software and the Licensed Products may be controlled for export purposes by the U.S. Government. Neither party shall export, either directly or indirectly, any such material without first obtaining any required license or other approval from the U.S. Department of Commerce or any other agency or department of the United States Government as required. The parties agree to provide reasonable cooperation to one another in connection with obtaining any such licenses or approvals.

17.2
Governing Law. Any claim arising under or relating to this Agreement shall be governed by the internal substantive laws of the State of Delaware, without regard to principles of conflict of laws. Any dispute arising out of this Agreement shall be brought in, and the parties consent to personal and exclusive jurisdiction of and venue in, the state and federal courts within Washington or Multnomah County, Oregon.

17.3
Integration. This Agreement, together with the and the CNDA, constitute the entire agreement between Thrustmaster and Intel relating to the subject matter hereof. This Agreement shall only be amended by a writing signed by both parties.

17.4
Headings. The headings to the paragraphs and subparagraphs of this Agreement are to facilitate reference only, do not form a part of this Agreement, and will not in any way affect the interpretation thereof.

17.5
Severability. The terms and conditions of this Agreement are severable. If any paragraph, provision, or clause in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall use good faith to negotiate a substitute, valid and enforceable provision that most nearly effects the parties' intent in entering into this Agreement.

17.6
Remedies. The rights and remedies provided in this Agreement are in addition to any other rights and remedies provided at law or in equity.

17.7
Injunctive Relief. Both parties agree that damages alone would be insufficient to compensate the licensing party for a breach of source code control and non-disclosure provisions of this Agreement, acknowledges that irreparable harm would result from such a breach of this

  Agreement, and consents to the entering of an order for injunctive relief to prevent such a breach or further breach and the entering of an order for specific performance to compel performance of such obligations under this Agreement.

17.8
Counterparts. This Agreement may be executed in counterparts.

    IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above

INTEL CORPORATION		THRUSTMASTER, INC.
By:	/s/ D. CRAIG KINNIE	By:	/s/ F.G. HAUSMANN JR.
	D. Craig Kinnie Printed Name		F.G. Hausmann Jr. Printed Name
Title:	V.P. Intel	Title:	President and CEO
Date:	8/9/99	Date:	8/9/99

EXHIBIT A

DESCRIPTION OF SOFTWARE AND DOCUMENTATION

Description

  1.  Intel® Multi-point Audio Software Component:

  Windows* 95 and Windows* 98 compatible software that allows the user, in conjunction with some method to exchange IP addresses, the ability to create and join an internet telephony conference with the user limit to be determined by the container application.

  2.  Distributed Presence Component:

  Windows* 95 and 98 compatible software that allows an application, in conjunction with a Microsoft Internet Locator Service Server, the ability to advertise the presence of one or more local users and to monitor the presence of peers on each local user's peer list.

  3.  Intel® Launch & Connect Software Component:

  Windows* 95 and 98 compatible software that allows a controlling application to dynamically enumerate applications/protocols in common between two endpoints, launch and then automatically connect a selected application/protocol at the two endpoints or to a third party server.

Software

    The following components are included in the Software licensed to Thrustmaster hereunder:

    The Intel® Multi-point Audio component component will include the following:

  1.
  A COM based client component API.

  2.
  API documentation.

  3.
  Sample test application.

    The Distributed Presence Component will include the following:

  1.
  A COM based client component API.

  2.
  API documentation.

  3.
  Sample test application.

    This Intel® Launch & Connect Component will include the following:

  1.
  A COM based client component API.

  2.
  API and usage documentation.

  3.
  Sample test application.

  4.
  Launching support for a limited set of H323 phone applications, games that support Microsoft's DirectPlayLobby Application Programming Interface, and applications that conform to the Launch & Connect native launching API.

EXHIBIT B

Description of Licensed Products

    Software that provides a meeting and launching capability for the Intel Software.

    The Thrustmaster Software may include the following:

  1.
  A HTTP server hosting a web page

  2.
  An Internet location server

  3.
  A buddy list or other presence detection utility

EXHIBIT C

Milestones

C.1
Thrustmaster shall achieve the following Licensed Products download milestones:

Licensed Products Downloads and/or Retail Purchases
Date	Cumulative Total

  [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC]

C.2
Thrustmaster shall report the cumulative totals above within thirty (30) days of the specific milestone date together with such data and supporting documentation as Intel shall reasonably request.

C.3
Thrustmaster shall achieve the following milestones regarding distribution of the Licensed Products in the PC gaming markets:

  * Sign [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC] agreements with ISVs or internet game related sites for distribution of the Licensed Products to on-line gaming users by [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC]

  * Sign [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC] total agreements with ISVs or internet game related sites for distribution of the Licensed Products to on-line gaming users by [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC]. Thrustmaster agrees to maintain at least [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC] agreements with ISVs or internet game related sites through [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC].

C.4
The milestone dates set forth in the Exhibit C are based on the assumption that Intel will deliver the Intel Software to Thrustmaster on the date set forth in Section 3.1. If actual delivery of the Intel Software to Thrustmaster under Section 3.1 is a date later than that specified in Section 3.1, the [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC] milestone shall be reduced to match Thrustmaster's actual Retail Purchases through [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC], and subsequent quarterly cumulative milestones shall be reduced to reflect the [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC] Retail Purchases adjustment.

EXHIBIT D

INTEL OPTIMIZER LOGO TRADEMARK LICENSE AGREEMENT

    THIS INTEL OPTIMIZER LOGO TRADEMARK LICENSE AGREEMENT ("Agreement") is made by Intel Corporation having offices at            ("Intel") and Thrustmaster, Inc., having offices at            ("Licensee").

    WHEREAS, Intel and Licensee have entered into that certain Software Development and License Agreement dated      ("Software License") wherein Intel licensed to Licensee certain multi-point audio remote server software (as defined in the Software License, the "Intel Software") for distribution, including but not limited to distribution with Licensee's PC game controllers and headsets (as defined in the Software License, the "Licensed Products").

    WHEREAS, the Software License provides that Thrustmaster shall, at Intel's request, use the Intel Optimizer Logo as set forth in this Agreement in conjunction with distribution of the Intel Software with Licensed Products;

    WHEREAS, Intel has a specific Intel Optimizer Logo (as defined below, the "Licensed Logo") that is associated with specific optimized code (as defined below, the "Optimized Code") that is part of the Intel Software; and

    WHEREAS, Intel has now requested Thrustmaster to use the Licensed Logo in conjunction with the distribution of the Optimized Code with Licensed Products and Thrustmaster has agreed to do the same;

    NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and for other good and valuable consideration receipt of which is hereby acknowledged, the parties agree as follows:

  1.  Definitions.

  In addition to the definitions set forth in the Recitals, the following terms have the following meanings:

    1.1
    "Licensed Logo" means the Logo set forth in Exhibit A hereto, said Logo including the INTEL trademark, and the OPTIMIZER designation.

    1.2
    "Licensed Name" means the name "Intel® Optimizer [Party Line] or such other name that Intel may designate at its discretion".

    1.3
    "Licensed Marks" means the Licensed Logo and the Licensed Name.

    1.4
    "Intel Marks" means the Licensed Marks, the INTEL trademark and trade name, and any other marks belonging to Intel.

    1.5
    "Optimized Code" means those specific Intel Software files identified on attached Exhibit B, as delivered to Licensee under the Software License. The Optimized Code is the software that is specifically associated with the Licensed Logo under this Agreement

  2.  License Grant.  Subject to Licensee's full compliance with the terms of this Agreement, Intel hereby grants to Licensee a non-exclusive, non-transferable, royalty-free, revocable license to use the Licensed Marks in connection with Licensed Products solely to indicate that the Licensed Products contain the Optimized Code.

  3.  Product Quality.

    3.1
    The Licensed Marks shall be used only on and in connection with Licensed Products that contain the Optimized Code and that meet the quality and performance standards customary in the software industry.

    3.2
    Licensee shall make no alterations or modifications to the Optimized Code with which the Licensed Marks are used except as necessary to integrate the Optimized Code into Licensed Products; provided that such modification does not affect the performance and functionality of the Optimized Code. For the purpose of this Agreement, Licensee agrees that it will not change, modify, or alter the Optimized Code in any other way. If Licensee makes any other modification to the Optimized Code, this Agreement, including but not limited to Licensee's right to use the Licensed Marks, shall terminate immediately with respect to the modified Optimized Code.

    3.3
    Licensee shall comply with all applicable laws and regulations in the manufacture, assembly, marketing, and sale of Licensed Products with which the Licensed Marks are used.

  4.  Proper Usage.

    4.1
    Licensee shall comply with the usage and other requirements set forth in Exhibit A hereto.

    4.2
    Licensee shall comply with any additional usage guidelines for the Licensed Marks provided by Intel from time to time. Licensee shall not alter the Licensed Logo in any way, and shall use the camera-ready or electronic artwork of the Licensed Logo provided by Intel.

    4.3
    Licensee shall display Licensed Marks only in a positive manner.

  5.  Right to Inspect.

    5.1
    Intel shall have the right at its discretion to review, inspect, and test any Licensed Product with which the Licensed Marks are used, as well as associated users manuals, collateral, advertising, and promotional materials, including web sites, to determine compliance with the terms of this Agreement. Upon reasonable notice, Licensee shall cooperate fully in providing Intel access to such Licensed Products and materials.

    5.2
    Licensee will deliver to Intel two (2) copies of each Licensed Product, including source and object code for the Optimized Code as contained in such Licensed Product, at least forty five (45) days prior to the commercial release of such Licensed Product for the purpose of Intel verifying at its discretion that the Optimized Code has not been modified inconsistent with the provisions of this Agreement. As used in this Section 5.2, "Licensed Product" shall include all major, minor and maintenance releases of a Licensed Product, each of which shall be separately submitted to Intel as set forth in this Section 5.2 unless otherwise agreed by Intel in writing. Licensee may submit pre-release versions of Licensed Product in order to meet the requirements of this Section 5.2 if the Optimized Code is not modified in the final release. Intel will use commercially reasonable efforts to review the Optimized Code as included in the Licensed Product and notify Licensee whether the Licensed Product can carry the Intel Marks as permitted under this Agreement. If Intel fails to give notice within fifteen (15) days of its receipt of the Licensed Product that is subject to review, Licensee may use the Licensed Marks with such Licensed Product unless and until such right is terminated as permitted by this Agreement.

  6.  Protection of Interest.

    6.1
    Acknowledgment of Rights.  Licensee acknowledges Intel's exclusive rights to the Intel Marks and all goodwill associated therewith, and acknowledges that any and all use of the Intel Marks by Licensee inures to the sole benefit of Intel. Licensee shall not challenge Intel's exclusive rights in and to the Intel Marks, and shall not do anything that might harm the reputation or goodwill of Intel or the Intel Marks. Licensee shall take no action inconsistent with Intel's rights in the Intel Marks. If at any time Licensee acquires any rights in, or registration(s) or application(s) for the Intel Marks by operation of law or otherwise, Licensee will immediately and at no expense to Intel assign such rights, registrations, and/or applications to Intel, along with any and all associated goodwill.

    6.2
    Enforcement.  In the event that Licensee becomes aware of any unauthorized use of the Intel Marks by a third party, Licensee shall promptly notify Intel in writing and shall cooperate fully, at Intel's expense, in any enforcement of Intel's rights against such third party. The right to enforce Intel's rights in the Intel Marks rests entirely with Intel and shall be exercised at Intel's sole discretion; Licensee shall not commence any action or claim to enforce Intel's rights in the Intel Marks.

  7.  DISCLAIMER BY INTEL.  INTEL MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND RESPECTING THE INTEL MARKS, INCLUDING THE VALIDITY OF INTEL'S RIGHTS IN THE INTEL MARKS IN ANY COUNTRY, AND HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES THAT MIGHT OTHERWISE BE IMPLIED BY APPLICABLE LAW.

  8.  Relationship Between the Parties.  No agency, partnership, joint venture, franchise, or employment relationship is created between Intel and Licensee as a result of this Agreement. Neither party is authorized to create any obligation, express or implied, on behalf of the other party.

  9.  Waiver:  The failure of either party to enforce at any time the provisions of this Agreement shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of any party to enforce each and every provision thereafter.

  10.  Indemnity:  Licensee agrees to indemnify, defend, and hold Intel harmless from all loss, cost liability and expense incurred by Intel and any of its subsidiaries or affiliated entities that arise out of a claim concerning Licensee's manufacturing, use or sale of Licensed Products incorporating the Intel Software except as specifically set forth in the Software License and except where such claims are based solely on Licensee's permitted use of the Licensed Marks. Intel agrees to provide Licensee with prompt notice of any such claims and shall provide Licensee with reasonable assistance (at Licensee's expense) in defense or settlement of such claims as set forth in the Software License.

  11.  LIMITATION OF LIABILITY:  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

  12.  Term and Termination:

    12.1
    Term: This Agreement shall remain in effect until its expiration or termination as provided herein

    12.2
    Expiration: This Agreement will expire in the event that Licensee ceases to do business for any reason or in the event the Software License is terminated for any reason.

    12.3
    Termination: Either party may terminate this Agreement with or without cause upon thirty (30) days advance written notice. Either party may terminate this Agreement for breach by the other party upon written notice. Opportunity to cure the breach may be given, but is not required under this Agreement.

    12.4
    Effect of Expiration or Termination: Upon any termination or expiration of this Agreement, Licensee shall immediately cease use of the Licensed Marks and Intel Marks, even if Licensee continues to rightfully distribute the Intel Software as permitted in the Software License.

    12.5
    Continuing Obligations: Obligations of the parties under the provision of paragraphs 1, 5, 6, 7, 8,10, 11, 12.4, 13, 14, 16 shall remain in force notwithstanding the termination of expiration of this Agreement.

  13.  Assignment:  This Agreement shall be binding upon and inure to the benefit of the successor and permitted assignees of the parties hereto. The rights granted to Licensee and Licensee's obligations hereunder are personal. Licensee shall not assign this Agreement or any right or obligation hereunder, whether in conjunction with a change in ownership, merger, acquisition, the sale or transfer of all, or substantially all or any part of Licensee' business or assets or otherwise, either voluntarily, by operation of law, or otherwise, without the prior written consent of Intel, which Intel may give or withhold at its sole discretion. Any such purported assignment or transfer shall be deemed a material breach of this Agreement and shall be null and void.

  14.  Choice of Law and Jurisdiction:  The validity, construction and performance of this Agreement shall be governed by the laws of the State of Delaware and the United States of America, without reference to conflict of laws principles. Any dispute arising out of this Agreement shall be brought in, and the parties consent to personal and exclusive jurisdiction of and venue in, the state and federal courts within Santa Clara County, California.

  15.  Equitable Relief:  Licensee agrees that damages alone would be insufficient to compensate Intel for a breach of this Agreement, acknowledges that irreparable harm would result from a breach of this Agreement, and consents to the entering of an order for injunctive relief to prevent a breach or further breach or any further action which could cause some loss or dilution of Intel's goodwill, reputation, or rights in any Intel Marks, and the entering of an order for specific performance to compel performance of any obligations under this Agreement.

  16.  Severability:  If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, such determination shall not affect the validity of the remaining provisions unless Intel determines at its discretion that the court's determination causes this Agreement to fail in any of its essential purposes.

  17.  Entire Agreement:  This Agreement, together with the Software License, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all proposals, oral or written, all negotiations, conversation, and/or discussions between the parties relating to this Agreement and all past courses of dealing or industry customs. This Agreement may not be modified except in a wiring signed by authorized representative of both parties.

  18.  Notices.  Notices shall be given as set forth in the Software Agreement.

    IN WITNESS WHEREOF, the parties by their duly authorized representatives, hereby execute this Amendment to the Agreement.

INTEL CORPORATION	THRUSTMASTER, INC.
Signature	Signature
Printed Name	Printed Name
Title	Title
Date	Date

EXHIBIT E

Warrant

    THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, AND ALL SHARES OF COMMON STOCK ISSUABLE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT") AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (i) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (ii) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144.

WARRANT TO PURCHASE COMMON STOCK OF THRUSTMASTER, INC.
(Subject to Adjustment)

NO.

    THIS CERTIFIES THAT, for value received, Intel Corporation, or its permitted registered assigns ("Holder"), is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time after 5:00 p.m. PST December 4, 1998 (the "Effective Date"), and before 5:00 p.m. Pacific Time, five (5) years from the Effective Date (the "Expiration Date"), to purchase from Thrustmaster, Inc. an Oregon corporation (the "Company") Eighty-eight thousand nine hundred and eighty eight (88988) shares of Warrant Stock (as defined in Section 1 below) of the Company at a price per share of Four and thirteen sixteenths dollars (US$4 13/16) (the "Purchase Price"). Both the number of shares of Warrant Stock purchasable upon exercise of this Warrant and the Purchase Price are subject to adjustment and change as provided herein. This Warrant is issued pursuant to that certain Software Development and License Agreement dated as of the Effective Date between the Company and Holder. This Warrant replaces the warrant issued and delivered to Holder by the Company effective as of August 9, 1999.

  1.
  CERTAIN DEFINITIONS.

    As used in this Warrant the following terms shall have the following respective meanings:

    "Fair Market Value" of a share of Warrant Stock as of a particular date shall mean: (a) if traded on a securities exchange or the Nasdaq National Market, the Fair Market Value shall be deemed to be the average of the closing prices of the Common Stock of the Company on such exchange or market over the 5 business days ending immediately prior to the applicable date of valuation; (b) if actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the 30-day period ending immediately prior to the applicable date of valuation; and (c) if there is no active public market, the Fair Market Value shall be the value thereof, as agreed upon by the Company and the Holder; provided, however, that if the Company and the Holder cannot agree on such value, such value shall be determined by an independent valuation firm experienced in valuing businesses such as the Company and jointly selected in good faith by the Company and the Holder (with the fees and expenses of the valuation firm paid for by the Company.

    "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

    "Registered Holder" shall mean any Holder in whose name this Warrant is registered upon the books and records maintained by the Company.

    "Warrant" as used herein, shall include this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.

    "Warrant Stock" shall mean the Common Stock of the Company and any other securities at any time receivable or issuable upon exercise of this Warrant.

  2.
  EXERCISE OF WARRANT

  2.1.
  Payment.

    Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, on or before the Expiration Date by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Exhibit 1 (the "Notice of Exercise"), duly executed by the Holder, to the Company, and as soon as practicable after such date, surrendering (a) this Warrant, and (b) payment, (i) in cash (by check) or by wire transfer, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder; or (iii) by a combination of (i) and (ii), of an amount equal to the product obtained by multiplying the number of shares of Common Stock being purchased upon such exercise by the then effective Purchase Price (the "Exercise Amount"), except that if Holder is subject to HSR Act Restrictions (as defined in Section 2.5 below), the Exercise Amount shall be paid to the Company within five (5) business days of the termination of all HSR Act Restrictions.

    2.2.
    Net Issue Exercise.

    In lieu of the payment methods set forth in Section 2.1(b) above, the Holder may elect to exchange all or some of the Warrant for shares of Warrant Stock equal to the value of the amount of the Warrant being exchanged on the date of exchange. If Holder elects to exchange this Warrant as provided in this Section 2.2, Holder shall tender to the Company the Warrant for the amount being exchanged, along with written notice of Holder's election to exchange some or all of the Warrant, and the Company shall issue to Holder the number of shares of the Warrant Stock computed using the following formula:

X =	Y (A-B) A

    Where X = the number of shares of Warrant Stock to be issued to Holder; Y = the number of shares of Warrant Stock purchasable under the amount of the Warrant being exchanged; A = the Fair Market Value of one share of the Company's Warrant Stock; and B = the Purchase Price. All references herein to an "exercise" of the Warrant shall include an exchange pursuant to this Section 2.2.

    2.3.
    "Easy Sale" Exercise.

    In lieu of the payment methods set forth in Section 2.1(b) above, when permitted by law and applicable regulations (including Nasdaq and NASD rules), the Holder may pay the Purchase Price through a "same day sale" commitment from the Holder, whereby the Holder irrevocably elects to exercise this Warrant and to sell a portion of the Shares so purchased to pay for the Purchase Price and the Holder commits upon sale of such Shares to forward the Purchase Price directly to the Company.

    2.4.
    Stock Certificates; Fractional Shares.

    As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the current Fair Market Value of one whole share of Warrant Stock as of the date of exercise of this Warrant. No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

    2.5.
    HSR Act.

    The Company hereby acknowledges that exercise of this Warrant by Holder may subject the Company and/or the Holder to the filing requirements of the HSR Act and that Holder may be prevented from exercising this Warrant until the expiration or early termination of all waiting periods imposed by the HSR Act ("HSR Act Restrictions"). If on or before the Expiration Date Holder has sent the Notice of Exercise to Company and Holder has not been able to complete the exercise of this Warrant prior to the Expiration Date because of HSR Act Restrictions, the Holder shall be entitled to complete the process of exercising this Warrant in accordance with the procedures contained herein notwithstanding the fact that completion of the exercise of this Warrant would take place after the Expiration Date or the completion of the IPO.

    2.6.
    Partial Exercise; Effective Date of Exercise.

    In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Warrant Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above.

  3.
  VALID ISSUANCE: TAXES.

    All shares of Warrant Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof.

  4.
  ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES.

    The number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant) and the Purchase Price are subject to adjustment upon occurrence of the following events:

    4.1.
    Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares.

    The Purchase Price of this Warrant shall be proportionally decreased or increased (as applicable) and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased or decreased (as applicable) to reflect any stock split or subdivision, or combination or reverse stock split, respectively, of the Company's Warrant Stock.

    4.2
    Adjustment for Dividends or Distributions of Stock or Other Securities or Property.

    In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Warrant Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Warrant Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by this Section 4.

    4.3.
    Reclassification.

    If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Purchase Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4.

    4.4.
    Adjustment for Capital Reorganization, Merger or Consolidation.

    In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant.

  5.
  CERTIFICATE AS TO ADJUSTMENTS.

    In each case of any adjustment in the Purchase Price, or number or type of shares issuable upon exercise of this Warrant, the Company shall promptly send a certificate to the Holder detailing the computation of the adjustment.

  6.
  LOSS OR MUTILATION.

    Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

  7.
  RESERVATION OF COMMON STOCK.

    The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, if and when necessary, will take all steps necessary to amend its charter documents to provide sufficient reserves of shares of Warrant Stock. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens and encumbrances, except encumbrances or restrictions arising under federal or state securities laws.

  8.
  TRANSFER AND EXCHANGE.

    Subject to the terms and conditions of this Warrant and compliance with all applicable securities laws, this Warrant and all rights hereunder may be transferred to any Registered Holder parent, subsidiary or affiliate, in whole or in part, upon notice to the Company and surrender of this Warrant and the payment of any necessary transfer tax or other governmental charge imposed upon such transfer.

  9.
  RESTRICTIONS ON TRANSFER.

    The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the Securities Act of 1933, as amended (the "1933 Act"), covering the disposition or sale of this Warrant or the Warrant Stock issued or issuable upon exercise hereof and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all such Warrants or Warrant Stock unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to SEC Rule 144.

  10.
  COMPLIANCE WITH SECURITIES LAWS.

    By acceptance of this Warrant, the holder hereby represents, warrants and covenants that any shares of stock purchased upon exercise of this Warrant or acquired upon conversion thereof shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Holder understands that the shares of stock acquired pursuant to the exercise of this Warrant or acquired upon conversion thereof will not be registered under the 1933 Act and will be "restricted securities" within the meaning of Rule 144 under the 1933 Act; and that all stock certificates representing shares of stock issued to the Holder upon exercise of this Warrant or upon conversion of such shares may have affixed thereto an appropriate legend reflecting such restricted nature.

  11.
  NO RIGHTS OR LIABILITIES AS STOCKHOLDER.

    This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

  12.
  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

    The Company hereby represents and warrants to Holder that the statements in the following paragraphs of this Section 12 are all true and correct:

12.1.	Organization, Good Standing and Qualification.

    The Company is a corporation duly organized, validly existing and in good standing under, and by virtue of, the laws of the State of Oregon and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on its financial condition, business, prospects or operations.

12.2.	Due Authorization; Consents.

    All corporate action on the part of the Company, its officers, directors and shareholders necessary for (a) the authorization, execution and delivery of, and the performance of all obligations of the Company under this Warrant, and (b) the authorization, issuance, reservation for issuance and delivery of all of the equity securities issuable upon exercise of this Warrant (and, if applicable, the Common Stock issuable upon conversion thereof). This Warrant constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles. All consents, approvals and authorizations of, and registrations, qualifications and filings with, any federal or state governmental agency, authority or body, or any third party, required in connection with the execution, delivery and performance of this Warrant and the consummation of the transactions contemplated hereby and thereby have been obtained.

12.3.	Valid Issuance of Stock.

    The outstanding shares of the capital stock of Company are duly and validly issued, fully paid and non-assessable.

12.4.	SEC Reports; Financial Statements.

    The Company has duly filed with the SEC the Company's annual report on Form 10-K for the year ended December 31, 1997, and its quarterly reports on Form 10-Q for the quarter ended March 31, 1998, (collectively, the "Company SEC Reports"). As of their respective filing dates, the Company SEC Reports complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. Each of the consolidated financial statements (including, in each case, any related notes) contained in the Company SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted for by Form 10-Q) and presented fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements are subject to normal and recurring year-end adjustments which are not expected to be material in amount.

12.5.	Governmental Consents.

    All consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any US., federal or state governmental authority on the part of Company required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to and be effective as of the Effective Date.

12.6.	Disclosure.

    No representation or warranty by the Company in this Warrant contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

  13.
  NOTICES.

    All notices and other communications from the Company to the Holder shall be given in writing via certified mail, return receipt requested, hand delivery or overnight delivery to 2200 Mission College Boulevard, Mail Stop SC4-210, Santa Clara, California 95052, Attention: Treasurer.

  14.
  LAW GOVERNING.

    This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of Oregon.

  15.
  NO IMPAIRMENT.

    The Company will not, by amendment of its Articles of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant.

  16.
  NOTICES OF RECORD DATE.

    In case (a) the Company shall take a record of the holders of its Warrant Stock, for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; (b) of any consolidation, merger or reorganization of the Company, any reclassification of the capital stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company's stock are to receive stock, securities or property of another corporation; (c) of any voluntary dissolution, liquidation or winding-up of the Company; or (d) of any redemption or conversion of all outstanding Common Stock or Warrant Stock; then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date on which such transaction or event is to take place, and the time, if any is to be fixed, as of which the holders of record of Warrant Stock, shall be entitled to exchange their shares of Warrant Stock for securities or other property deliverable upon such event or transaction. Such notice shall be delivered at least thirty (30) days prior to the date therein specified.

  17.
  SEVERABILITY.

    If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

  18.
  INFORMATION RIGHTS.

    The Company shall deliver to each holder of this Warrant or any securities issued (directly or indirectly) upon exercise hereof, upon request, copies of the Company's reports on Forms 10-K, 10-Q, and 8-K and Annual Reports to Shareholders promptly after such documents are filed with the SEC.

  19.
  NO INCONSISTENT AGREEMENTS.

    The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of this Warrant or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company's securities under any other agreements, except rights that have been waived.

  20.
  SATURDAYS, SUNDAYS AND HOLIDAYS.

    If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. the next business day.

    [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the Effective Date.

INTEL CORPORATION	THRUSTMASTER, INC.
By:	By:
Printed Name	Printed Name
Title	Title

    SIGNATURE PAGE TO WARRANT

Exhibit F

INTEL SOFTWARE LICENSE AGREEMENT (Final, Single User)

IMPORTANT—READ BEFORE COPYING, INSTALLING OR USING.

    Do not use or load this software and any associated materials (collectively, the "Software") until you have carefully read the following terms and conditions. By loading or using the Software, you agree to the terms of this Agreement. If you do not wish to so agree, do not install or use the Software.

    LICENSE.  You may copy the Software onto a single computer for your personal, noncommercial use, and you may make one back-up copy of the Software, subject to these conditions:

  1.
  You may not copy, modify, rent, sell, distribute or transfer any part of the Software except as provided in this Agreement, and you agree to prevent unauthorized copying of the Software.

  2.
  You may not reverse engineer, decompile, or disassemble the Software.

  3.
  You may not sublicense or permit simultaneous use of the Software by more than one user.

  4.
  The Software may include portions offered on terms in addition to those set out here, as set out in a license accompanying those portions.

    OWNERSHIP OF SOFTWARE AND COPYRIGHTS.  Title to all copies of the Software remains with Intel or its suppliers. The Software is copyrighted and protected by the laws of the United States and other countries, and international treaty provisions. You may not remove any copyright notices from the Software. Intel may make changes to the Software, or to items referenced therein, at any time without notice, but is not obligated to support or update the Software. Except as otherwise expressly provided, Intel grants no express or implied right under Intel patents, copyrights, trademarks, or other intellectual property rights. You may transfer the Software only if the recipient agrees to be fully bound by these terms and if you retain no copies of the Software.

    LIMITED MEDIA WARRANTY.  If the Software has been delivered by Intel on physical media, Intel warrants the media to be free from material physical defects for a period of ninety days after delivery by Intel. If such a defect is found, return the media to Intel for replacement or alternate delivery of the Software as Intel may select.

    EXCLUSION OF OTHER WARRANTIES.  EXCEPT AS PROVIDED ABOVE, THE SOFTWARE IS PROVIDED "AS IS" WITHOUT ANY EXPRESS OR IMPLIED WARRANTY OF ANY KIND INCLUDING WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE. Intel does not warrant or assume responsibility for the accuracy or completeness of any information, text, graphics, links or other items contained within the Software.

    LIMITATION OF LIABILITY.  IN NO EVENT SHALL INTEL OR ITS SUPPLIERS BE LIABLE FOR ANY DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LOST PROFITS, BUSINESS INTERRUPTION, OR LOST INFORMATION) ARISING OUT OF THE USE OF OR INABILITY TO USE THE SOFTWARE, EVEN IF INTEL HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SOME JURISDICTIONS PROHIBIT EXCLUSION OR LIMITATION OF LIABILITY FOR IMPLIED WARRANTIES OR CONSEQUENTIAL OR INCIDENTAL DAMAGES, SO THE ABOVE LIMITATION MAY NOT APPLY TO YOU. YOU MAY ALSO HAVE OTHER LEGAL RIGHTS THAT VARY FROM JURISDICTION TO JURISDICTION.

    TERMINATION OF THIS AGREEMENT.  Intel may terminate this Agreement at any time if you violate its terms. Upon termination, you will immediately destroy the Software or return all copies of the Software to Intel.

    APPLICABLE LAWS.  Claims arising under this Agreement shall be governed by the laws of California, excluding its principles of conflict of laws and the United Nations Convention on Contracts for the Sale of Goods. You may not export the Software in violation of applicable export laws and regulations. Intel is not obligated under any other agreements unless they are in writing and signed by an authorized representative of Intel.

    GOVERNMENT RESTRICTED RIGHTS.  The Software is provided with "RESTRICTED RIGHTS." Use, duplication, or disclosure by the Government is subject to restrictions as set forth in FAR52.227-14 and DFAR252.227-7013 et seq. or its successor. Use of the Software by the Government constitutes acknowledgment of Intel's proprietary rights therein. Contractor or Manufacturer is Intel Corporation, 2200 Mission College Blvd., Santa Clara, CA 95052.

Exhibit G

Thrustmaster Management of Intel Software Source Code

1.0
Thrustmaster manager responsible for Intel Software Source Code: Loren Winzeler

2.0
Location of Intel Software Source Code: source servers; hard media locked in fire safe (Corporate HQ)

Exhibit H

Ensuring compatability between Intel
Multi-point Audio derived applications

    The Intel Multi-point Audio SDK can be integrated with many types of applications to provide multi-participant audio conferencing. Follow these directions to ensure that the applications you build are compatible with each other as well as all other applications that have been built using Intel Multi-point Audio.

For Install /Uninstall Compatibility
If you are using the Intel Multi-point Audio SDK as Released

    All applications using this release of the Intel Multi-point Audio SDK unmodified (no source level changes) should follow these steps to ensure that they do not conflict with other applications also using this SDK.

1)
File Locations for Intel Multi-point Audio core files

  Files that implement Intel Multi-point Audio core functionality must be placed in a well known directory common to all applications that use it. Because files in this directory are shared by multiple applications, standard MS Windows shared file reference counting should be used when installing and uninstalling these files. Also, check file creation times to ensure that you never copy over any of the core files with an older version.

  The common shared directory for this release of the Intel Multi-point Audio SDK is:

  <Program Files>\Common Files\Intel\Multi-Point Audio 1.6

  Note: <Program Files> is a variable location maintained by Windows system and is not always C:\Program Files

    The list of core files can be found in the section below entitled Intel Multi-point Audio core files.

2)
Registry Settings

  Registry settings required to configure Intel Multi-point Audio are unique to each application that uses the SDK. To ensure that applications configurations do not change or conflict with each other, Multi-point Audio registry subkeys and entries are placed under a registry key unique to that application. This is accomplished with the following three steps.

  a)
  The application writer determines an application identifier to be used to distinguish this application's registry entries. Because this identifier is used as portion of a registry key, it may contain forward-slash characters ("\") to delimit subkeys. We recommend that the identifier contain a company name, a product name, and a version number, i.e "MyCompany\ThisProduct\v1.0". This name can contain single but not multiple embedded spaces in the name. Ie "My Company " is okay, but "My Company" is not.

  b)
  Write your application setup software to place Intel Multi-point Audio required registry entries in the following registry location:

    HKEY_LOCAL_MACHINE\Software\Intel\<application id>

    Or. to use our example,

    HKEY_LOCAL_MACHINE\Software\Intel\MyCompany\ThisProduct\v1.0\. . .

    Note: to editor we might want a reference to the "installation design doc" part of the document Where all the current registry entries are listed.

  c)
  In your application, call the MPA Init() method passing your identifier as the parameter. This will allow the Intel Multi-point Audio subsystem to find the correct configuration values for your application. The following code fragment illustrates this.

      //Create an instance of the MultiPointAudio control
      HRESULT hr = m_spMpa.CoCreateInstance(CLSID_MpaCtrl);
      ...
      < other COM related initialization >
      ...
      m_spMpa->Init(_bstr_t("MyCompany\ThisProduct\v1.0"));

If you have made source code changes to Intel Multi-point Audio

    Integrators that have made source code level changes to the Intel Multi-point Audio subsystem need to ensure that any changes they have made do not inadvertently affect the operation of applications using the original, unmodified Multi-point Audio SDK. Following these steps will ensure compatibility with existing and future applications using Intel Multi-point Audio.

1.
Change the Class ID Global Unique Identifiers (GUIDs) for Multi-point Audio implemented COM components. Also, change Interface ID GUIDs for any interfaces that have been modified. See instructions for changing Multi-point Audio GUIDs in section <TBD>.

2.
Define a new common file location for Intel Multi-point Audio core files. To ensure that this location is unlikely to be used by other Intel Multi-point Audio integrators, we recommend using your company name and an SDK version number as part of the location directory path. For example:

3.
<Program Files>\Common Files\MyCompany\Multi-Point Audio 1.6.1

4.
Ensure that applications using this variation of Multi-point Audio follow the same compatibility rules defined above for Multi-point Audio SDK integrators. Core files should be placed in the newly defined common directory, and all required registry entries should be unique to the application.

For Runtine Compatability

    If you want to ensure that your application will execute and run correctly at the same time other Multi-point Audio applications are running, follow these steps.

1.
ServerPort usage—When your application hosts a conference, ensure that the ServerPort property is set to a non default value (default is 24386.) It is safest to set the ServerPort property to zero (0), which will cause a unique port ID value to be assigned. You will need to ensure that all clients of this conference are using the same ServerPort property value as the host. This may be done by sending to the other participants the actual ServerPort value read after your application receives the HostConferenceAccepted event. Applications way also reserve a port id for their exclusive use with the Internet Assigned Numbers Authority (http://www.iana.org/numbers.html#P) and use this as a fixed ServerPort value to be used on both host and client applications.

2.
ConferenceListenPort usage—When your application hosts a conference, ensure that the ConferenceListenPort property is set to a non default value (default is 1720.) It is best to set the ConferenceListenPort property to zero (0), which will cause a unique port ID value to be assigned. Unlike the ServerPort property value, there is no need to pass this value from the host to clients. Multi-point Audio passes it internally.

  Setting the ConferenceListenPort property to the default values allows the Multi-point Audio subsystem to inter-operate with H.323 based internet phone applications.

Intel Multi-point Audio core files:

  Audmsp32.dll
  MPA.dll
  Ppm.dll
  SM.dll
  api.dll
  arscli.dll
  autoreg.dll
  avserp32.dll
  callcont.dll
  cclock.dll
  confmgr.dll
  cstrain.dll
  dr.dll
  gki.dll
  h245.dll
  h245ws.dll
  icas.exe
  irrcm.dll
  isdm2.dll
  isreghlp.dll
  mallmsp.dll
  marsrdr.dll
  mixmsp.dll
  mpap.dll
  mpas.dll
  msm.dll
  netmmerr.dll
  ossapi.dll
  ossdmem.dll
  rci.dll
  refobj.dll
  sessnmgr.dll
  soedper.dll
  strmsp.dll
  vcrmsp32.dll

Amendment
Software Development and Licensing Agreement

    This Amendment ("Amendment') is made effective as of April 21, 2000 ("Effective Amendment Date"), by and between Intel Corporation ("Intel") and CenterSpan Communications Corporation ("CenterSpan"), and amends that Software Development and Licensing Agreement between Intel and CenterSpan that has an effective date of August 9, 1999 ("Agreement"). Capitalized terms in this Amendment shall have the meanings attached to them in the Agreement unless otherwise specifically defined herein.

Recitals

    In the Agreement, Intel licensed the Intel Software to CenterSpan and in consideration Intel received Warrants to purchase 200,000 shares of CenterSpan common stock (the "Agreement Warrants").

    Intel now desires to provide CenterSpan certain additional license rights to the Intel Software and CenterSpan desires to obtain such additional license rights to the Intel Software as set forth in this Amendment. In consideration of these additional license rights, the Agreement Warrants will vest immediately, and CenterSpan will issue and deliver to Intel additional new warrants to purchase 125,000 shares of CenterSpan common stock (as further defined below, the "Amendment Warrants").

    NOW THEREFORE, based on the Recitals and the mutual covenants herein, the parties agree to amend the Agreement as follows:

Amendment

1.
New Name. All references to "Thrustmaster" in the Agreement shall be replaced with "CenterSpan".

2.
Definitions. The definitions in the Agreement are either amended or added as follows:

2.1
The defined term, "Active User" means an end-user that has used the Licensed Product four times within a calendar month.

2.2
The definition of "Licensed Products" is hereby amended to include any software product developed by CenterSpan that incorporates the Intel Software or is Embedded within a third party product pursuant to a permitted sublicense.

2.3
"Registered User" means an end-user who has to provide basic demographic information (e.g. email address) to CenterSpan, which is providing them a Licensed Product

3.
Additional License Grants and Restrictions. Subject to all of the terms, conditions and restrictions contained in the Agreement, Section 4.4 of the Agreement is hereby amended to grant to CenterSpan a worldwide, non-exclusive, non-assignable and non-transferable right under Intel copyrights and trade secrets in the Intel Software to (i) sublicense Intel Software Object Code to any third party and (ii) sublicense Source Code for the Intel Launch & Connect Software Component and the Distributed Presence Component (described in Exhibit A Sections 2 and 3 of the Agreement) to any third party, but only for Embedding into sublicensee software applications that are compatible with Licensee's platform For the avoidance of doubt, CenterSpan shall have no right to disclose or sublicense Intel MultiPoint Audio Software Source Code (including but not limited to h.323 Source Code) to any third party. No other right under any Intel intellectual property may be sublicensed.

3.1
Limited Exclusivity. Intel will not license the Intel Launch and Connect Software Component and the Distributed Presence Component (described in Exhibit A Sections 2 and 3 of the

1

    Agreement) to any third party before [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC], except as may be incorporated into any other technology, product or service offered by Intel or its majority owned subsidiaries.

  3.2
  Extended Exclusivity. The restriction set forth in Section 3.1 will be extended beyond [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC] through the term of this Agreement provided that CenterSpan meets the milestones set forth in Exhibit X to this Amendment. The restriction set forth in Section 3.1 shall terminate immediately upon any CenterSpan failure to meet any specified milestone.

  3.3
  Other Restriction. In addition to all other license and sublicensing conditions and restrictions set forth in the Agreement, (i) no permitted sublicensee shall have the right to further sublicense or otherwise distribute the Intel Software in whole or in part, except in Object Code from as Embedded in such licensee's product (ii) all sublicensee Source Code rights shall be limited to Embedding the Intel Software Source Code into the sublicensee's products and providing maintenance and support for such products (iii) all sublicense agreements shall expressly prohibit disclosure of the Intel Software Source Code to third parties and (iv) CenterSpan shall be solely responsible for any and all actions of its sublicensees and for their compliance with the restrictions set forth in this Agreement.

  3.4
  Neither CenterSpan nor its sublicensees shall reverse-assemble, reverse compile or otherwise reverse engineer any Intel Software provided only in Object Code form.

4.
Marketing, Promotion and Technical Support.

4.1
CenterSpan shall use best efforts to support, market and distribute Licensed Products as set forth in, and reported according to, Exhibit X, and meet the milestones set forth therein.

4.2
IAL will use commercially reasonable efforts to refer inquiries regarding the Intel Software to CenterSpan ("Intel Marketing Referrals")

4.3
Upon request, CenterSpan shall provide updates to IAL from time to time on the progress of the Intel Marketing Referrals.

4.4
Intel shall use commercially reasonable efforts to promote the use of application launching capabilities that are compatible with Licensed Product.

4.5
CenterSpan shall be solely responsible for supporting its sublicensees and all end-users of the Licensed Products.

5.
New Warrants. In consideration of the additional license rights granted by Intel to CenterSpan herein, upon execution of this Agreement, CenterSpan shall issue and deliver to Intel 125,000 New Warrants to purchase CenterSpan common stock at a purchase price per share equal to a 15% discount of the average closing price on the NASDAQ:NM for the ten (10) business days preceding the Effective Date of this Amendment. Intel's obligations under the Agreement are expressly conditioned on CenterSpan's delivery of the New Warrants to Intel. Intel shall have the right to exercise the New Warrants upon delivery thereof to Intel or any time thereafter at Intel's discretion as set forth in the New Warrants. No breach of this Agreement shall be considered a breach of the New Warrants, but a breach of the terms of the New Warrants by CenterSpan shall be considered a material breach of this Agreement by CenterSpan.

5.1
Original Warrants Accelerated Vesting. Upon execution of this Amendment, the Original Warrants shall fully vest in Intel and Intel shall have the right to exercise them at its discretion. CenterSpan shall take any and all corporate action and execute any and all appropriate documentation necessary to make this possible.

2

6.
The term of the Agreement, as amended, is hereby extended until [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC] years from the original Effective Date of the Agreement unless otherwise terminated. This Agreement may be extended for such additional term and under such conditions as the parties may mutually agree in a duly executed writing.

7.
All terms and conditions of the Agreement remain in full force and effect and apply to this Amendment, unless specifically modified herein.

Agreed:
Intel Corporation	CenterSpan Communications Corporation
Signature	Signature
Printed Name	Printed Name
Title	Title

3

Exhibit X

(Amendment to Exhibit C of the Agreement)

    The parties understand the objective of this agreement is to achieve a significant number of end users of Intel Software. To that end the parties agree to the following short and long term metrics.

C.2
CenterSpan shall use best efforts to achieve the following milestones regarding sublicensing of the Intel Launch and Connect Software Component and Presence Software Component described in Exhibit A Sections 2 and 3.
C.2.1	For purposes of this section, Registered Users shall include any and all registered users of a sublicensee l. CenterSpan shall be credited with obtaining such Registered Users at the time a sublicense agreement is executed between CenterSpan and a third party licensee. Registered Users shall also include all Active Users of Licensed Product as provided in Section C.1. Registered Users shall include the registered users of all versions of Licensed Products, including beta and new releases.

      CenterSpan shall use best efforts to achieve the milestones outlined below.

Date	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC]
Signed Definitive Distribution Agreements with Game ISV's/Web Game Sites	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC]
Total Active Userbase of Socket Product	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC]
Total Registered Userbase of Socket Product	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC]
Sub-licensees of LAPI enabled Socket Platform	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC]
Sub-licensees of LAPI component technology (this number includes sub-licensees of Socket Platform above)	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC]
Total Registered Userbase of LAPI-enabled technology sub-licensees	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SEC]

C.3
CenterSpan shall use best efforts to provide status reports to Intel reporting on the progress toward the milestones set forth above. Such reports shall be due thirty (30) days of the close of each calendar quarter.

4

QuickLinks

SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT
RECITALS
AGREEMENT
  SECTION 1. DEFINITIONS
  SECTION 2. THRUSTMASTER OBLIGATIONS
  SECTION 3. INTEL OBLIGATIONS
  SECTION 4. LICENSES
  SECTION 5. PROPRIETARY RIGHTS
  SECTION 6. TECHNICAL SUPPORT AND UPDATES
  SECTION 7. MARKETING AND PROMOTION
  SECTION 8. COPYRIGHTS, ATTRIBUTION, TRADEMARK
  SECTION 9. NO WARRANTIES; LIMITED LIABILITY
  SECTION 10. TERM AND TERMINATION
  SECTION 11. CONFIDENTIALITY AND NON-DISCLOSURE
  SECTION 12. NOTICES
  SECTION 13. INDEMNITY
  SECTION 14. FORCE MAJEURE
  SECTION 15. ASSIGNMENT, SALE OR TRANSFER
  SECTION 16. RELATIONSHIP OF THE PARTIES
  SECTION 17. MISCELLANEOUS
EXHIBIT A
DESCRIPTION OF SOFTWARE AND DOCUMENTATION
EXHIBIT B
Description of Licensed Products
EXHIBIT C
Milestones
EXHIBIT D
INTEL OPTIMIZER LOGO TRADEMARK LICENSE AGREEMENT
EXHIBIT E
Warrant
WARRANT TO PURCHASE COMMON STOCK OF THRUSTMASTER, INC. (Subject to Adjustment)
Exhibit F
INTEL SOFTWARE LICENSE AGREEMENT (Final, Single User)
IMPORTANT—READ BEFORE COPYING, INSTALLING OR USING.
Exhibit G
Thrustmaster Management of Intel Software Source Code
Exhibit H
Ensuring compatability between Intel Multi-point Audio derived applications
Amendment Software Development and Licensing Agreement
Recitals
Amendment
Exhibit X
(Amendment to Exhibit C of the Agreement)